                                                                     Exhibit 4.1


                                CERES GROUP, INC.

                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
                    AS AMENDED JUNE 12, 2001 AND MAY 19, 2004



                1. General. This 1998 Key Employee Share Incentive Plan ("Plan") provides key employees of Ceres Group, Inc. ("CERES") or subsidiary corporations of CERES with the opportunity to acquire or expand their equity interest in CERES by making available for award or purchase common shares, par value $0.001 per share, of CERES ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Options"), the granting of nontransferable options to receive payments based on the appreciation of Common Shares ("SARs"), the granting of stock ("Stock Grants"), and the granting of restricted stock awards ("Restricted Stock Awards"). Options, SARs, Stock Grants and Restricted Stock Awards are collectively referred to herein as "Grants"; an individual grant of Options is individually referred to herein as a "Grant". CERES intends that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or stock options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

                2. Purpose of the Plan. The purpose of the Plan is to provide incentives to key employees, non-employee directors, consultants and advisors of CERES or of subsidiary corporations of CERES, by encouraging such individuals to acquire a larger share ownership in the CERES, thereby increasing their proprietary interest in CERES's business and enhancing their personal financial interest in its success. For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the shares of which are directly or indirectly owned or controlled by CERES.

                3. Effective Date of the Plan. The Plan shall have a stated effective date of October 1, 1998.

                4. Administration of the Plan. The Plan will be administered by the Compensation Committee of the Board of Directors of CERES ("Committee") which shall consist of not less than three members. None of the Committee members shall be employees of CERES or its subsidiary corporations nor be eligible to receive Grants while serving as a member of the Committee unless such Grant is also approved by the entire Board of Directors. Each of the Committee members shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities Exchange Commission, and each shall be an "outside director" within the meaning of Section 162(m) of the Code. The Board may also select one or more qualified Directors to serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. The Committee shall be authorized to administer the Plan in accordance with its terms and may adopt, amend or repeal such rules and regulations as the Committee may desire concerning the conduct of its affairs. The interpretation and construction by the Committee of any provision of the Plan or of any Grant under it and the administration of the Plan by the Committee shall be final.

                A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

                Subject to the terms and conditions of the Plan, the Committee is authorized and empowered:

                (a) To select the key employees, non-employee directors, consultants and advisors to whom Grants may be made;

                (b) To determine the number of Common Shares to be covered by any Grant;

                (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form and agreement used in connection with such Grants;

                (d) To determine the time or times when Options, SARs, Stock Grants and Restricted Stock Awards will be granted and when they will terminate in whole or in part;

                (e) To determine the time or times when Options, SARs and Restricted Stock Awards that are granted may be exercised;

                (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

                (g) To establish any other Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code;

                (h) To determine whether SARs will be made part of any Grants consisting of Options, and to approve any SARs made part of any such Grants pursuant to Section 8 hereof.

                (i) To determine, at the time a Stock Grant is granted under the Plan, the terms and conditions of such Grant; and


--------------------------------------------------------------------------------

                (j) To determine, at the time a Restricted Stock Award is granted under the Plan, the terms and conditions of such Grant, including, but not limited to, vesting and forfeiture provisions, voting rights and dividend rights.

                5. Persons Eligible for Grants.

                (a) General. Grants may be made from time to time to those key employees, non-employee directors, consultants and advisors of CERES or of a subsidiary corporation who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, employees who are also members of the Board of Directors, officers of CERES, and officers of any subsidiary corporation. Options, SARS, Stock Grants and Restricted Stock Awards may be granted to non-employee directors while actually serving on the Board of Ceres or a subsidiary corporation, and consultants and advisors retained by Ceres or a subsidiary corporation at the time of grant. However, Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by CERES or a subsidiary corporation. The Committee may grant more than one Option, with or without SARs, to the same key employee, director, consultant or advisor. No Option, SAR, Stock Grant or Restricted Stock Award will be granted to any key employee, director, consultant or advisor, during any period of time when such key employee, director, consultant or advisor, is on a leave of absence.

                (b) Maximum Grant to Any Employee. The maximum number of Common Shares with respect to which Options, SARs, Stock Grants or Restricted Stock Awards may be granted to any employee under this Plan shall not exceed 500,000 annually; provided, however, this limitation may be increased or adjusted with respect to any employee by one or more of the following events: (i) the deemed exercise of an Option when a tandem SAR is exercised by the employee, pursuant to Section 6, (ii) the increase, decrease or exchange of Common Shares, pursuant to Section 6, and (iii) the surrender of an Option and the grant of a new Option by the employee, pursuant to Section 7(h). All adjustments to the limitation on grants of Options, SARs, Stock Grants or Restricted Stock Awards provided for in this section shall be determined by the Committee, pursuant to Section 4.

                6. Shares Subject to the Plan; Adjustments to Options; Grants. Three Million (3,000,000) presently authorized but unissued Common Shares of CERES shall be reserved, allotted and set aside for issuance under the Plan, subject to the next sentence and Section 7(h). If a SAR is granted in tandem with an Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but the Common Shares which were issuable to such Option or the portion thereof to which the duly exercised SAR relates may be made available for reoffering under the Plan to any eligible key employee.

                If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of CERES or of


--------------------------------------------------------------------------------
another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to an Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to an Option, SAR, Stock Grant or Restricted Stock Award, the provisions of the Plan, and to any related Option, SAR, Stock Grant or Restricted Stock Award agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                7. Stock Option Provisions.

                (a) General. The Committee may grant to key employees (also referred to as "optionees") nontransferable Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Option that is an Incentive Stock Option shall only be granted within ten (10) years from the Effective Date of this Plan.

                (b) Stock Option Price. The option price per Common Share which may be purchased under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of CERES or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. The fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee; provided, that so long as Common Shares are traded or exchanged on the NASDAQ National Market, the fair market value of a Common Share for any given date shall be considered the average of the bid and asked prices quoted on that date. The day on which the Committee approves the granting of an Option shall be considered the date on which such Option is granted.

                (c) Period of Option. The Committee shall determine when each Option is to expire. However, no Option (including without limitation, an Incentive Stock Option) may be exercisable for a period of more than ten (10) years from the date it is granted. Further, no


--------------------------------------------------------------------------------

Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of five (5) years from the date of grant of such Option.

                (d) Limitation on Exercise and Transfer of Options. Only the key employee, non-employee director, consultant or advisor to whom an Option is granted may exercise such Option, except in those cases where a guardian or other legal representative has been duly appointed for such individual, and except as otherwise provided in the case of such individual's death. No Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution; provided, however, that if so provided in the instrument evidencing the Option, the Compensation Committee may permit an optionee to transfer the Option during his lifetime to one or more members of his family or to one or more trusts for the benefit of one or more members of his family so long as no consideration is paid for such transfer and such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Compensation Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Compensation Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate. No Option granted hereunder can be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                (e) Employment; Holding Period Requirements For Certain Options. The Committee may condition the exercise of any Option granted hereunder upon the continued employment of the optionee by CERES or by a subsidiary corporation, and may make any such Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option until the date three (3) months prior to the date such Option is exercised, such optionee must be an employee of the CERES or of a subsidiary corporation, but always subject to the right of CERES or any subsidiary corporation to terminate such optionee's employment of such during such period. Each Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of such requirements, if any, an Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to blocks of at least one hundred (100) Common Shares.

                (f) Payment of Option Price. An Option shall be exercised by an optionee giving written notice to CERES of his/her intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for an Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code


--------------------------------------------------------------------------------
or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                (g) Certain Reissuances of Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of an Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

                (i) The number of Common Shares issuable pursuant to the new Options shall be equal to the number of Common Shares being surrendered by the optionee;

                (ii) The option price per Common Share shall be equal to the fair market value of a Common Share, on the date of exercise of those Options whose exercise caused such Grant; and

                (iii) The terms and conditions of such Options shall in all other respects replicate the terms and conditions of those Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of the Plan.

                (h) Cancellation and Replacement of Options; Reallocation of Unused Common Shares. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Options. The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Option so surrendered, and/or any Common Shares subject to any Option that has lapsed, been forfeited, or been cancelled and extinguished in connection with the exercise of an SAR, shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Options in connection with the surrender of outstanding Options under this Plan shall be considered for the purposes of the Plan as the granting of new Options and not an alteration, amendment or modification of the Plan or of the Options being surrendered. Common Shares that are not purchased through the exercise of Options that terminate or lapse may be used for further Grants under the Plan.

                (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as


--------------------------------------------------------------------------------
of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by CERES or by a parent or subsidiary corporation.

                8. Share Appreciation Rights. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant. Such rights shall be known as SARs. SARs may (but need not) be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Options. SARs will be granted upon terms and conditions specified by the Committee receiving such Grant, or by a subsidiary corporation if such subsidiary corporation is the employer of the key employee receiving such Grant. No optionee is entitled to a Grant of SARs solely as a result of the grant of an Option to him. Any SAR if granted in tandem with a Grant of Options, may only be exercised by the holder thereof with respect to all, or a portion, of the Options to which such tandem SAR applies. When granted in tandem with an Option, a SAR shall provide that the holder of an Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee (in the same manner as such value is determined for purposes of the granting of Options), over the price to be paid for such Common Shares under such Option. Such amount will be payable by either the CERES or the subsidiary corporation, whichever such corporation is the employer of the employee, in one or more of the following manners, as determined by the Committee:

                (a) cash (or check);

                (b) Common Shares having a fair market value equal to such amount; or

                (c) a combination of cash (or check) and Common Shares.

In the case of SARs granted in tandem with Options, in no event may any person exercise any such SARs unless (i) such person is then permitted to exercise the Options with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the tandem Options, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of an Option or SAR shall impose no obligation upon the optionee to exercise such Option or SAR. The obligation of CERES or a subsidiary corporation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

                After the Grant of an SAR, an optionee intending to rely on an exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be required to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, an SAR must be exercised by an optionee subject to such Section only during the period beginning on the third business day following the release of a summary statement of CERES's


--------------------------------------------------------------------------------
quarterly or annual sales and earnings and ending on the twelfth business day following said date.

                9. Restricted Stock Awards.

                (a) General. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of restricted stock ("Restricted Stock") to key employees, non-employee directors, consultants and advisors in such amounts and upon such terms as the Committee shall determine.

                (b) Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an award agreement (the "Award Agreement") that shall specify any time-based restrictions on vesting or a period to which the award is subject to forfeiture based on the passage of time or the occurrence of events as determined by the Committee (the "Restriction Period"), the number of shares of Restricted Stock granted, and any such other provisions as the Committee shall determine.

                (c) Nontransferability of Restricted Stock Awards. Except as otherwise provided in this Plan or the Award Agreement, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock granted under the Plan shall be available only during the lifetime of the recipient, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.

                (d) Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant of anytime thereafter, such other conditions and/or restrictions on any Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Common Shares are listed or traded, or holding requirements or sale restrictions placed on the Common Shares by CERES upon vesting of such Restricted Stock.

                To the extent deemed appropriate by the Committee, CERES may retain the certificates representing the shares of Restricted Stock in CERES's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapsed.

                Except as otherwise provided in this Section 9, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the recipient after all conditions and restrictions applicable to such shares have been satisfied or lapse.

                (e) Certificate Legend. In addition to any legends placed on the certificates pursuant to this Plan, each certificate representing shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following:


--------------------------------------------------------------------------------

                The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Ceres Group, Inc. 1998 Key Employee Share Incentive Plan, and in the associated Award Agreement. A copy of the Plan and the Award Agreement may be obtained from Ceres Group, Inc.

                (f) Voting Rights. To the extent required by law, individuals holding shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those shares during the Restriction Period.

                (g) Dividends and Other Distributions. During the Restriction Period, individuals holding shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, Common Shares, or Restricted Stock.

                (h) Termination of Employment or Affiliation. Each Award Agreement shall set forth the extent to which the recipient shall have the right to retain the Restricted Stock following termination of such individual's employment or affiliation with CERES or any of its affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreement entered into with each recipient, need not be uniform among all shares of Restricted Stock issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

                10. Stock Grants. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Common Shares to any key employee, non-employee director, consultant or advisor in such amounts and on such terms as the Committee shall determine. Such grant of Common Shares shall be made based on the fair market value of a Common Share on the date of grant. Such Stock shall be freely transferable by the recipient.

                11. Termination of Employment. If a key employee ceases to be an employee of CERES and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his/her Grants of Options or SARs shall, unless extended by the Committee on or before his/her date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Options or SARs.

                If termination of employment is due to death or permanent and total disability, then outstanding Options and SARs may be exercised within the one (1) year period ending on the first anniversary of such death or permanent and total disability. In the case of death, such outstanding Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Option or SAR be exercisable


--------------------------------------------------------------------------------
after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death.

                Subject to the discretion of the Committee, if a key employee terminates employment with CERES and all subsidiary corporations because of normal or early retirement under the Retirement Plan for Employees of Ceres Group, Inc. (or any successor retirement plan), any then-outstanding Options or SARs held by such key employee shall lapse at the earlier of the end of the term of such Option or SAR, or ninety (90) days after such retirement or permanent and total disability.

                If a key employee of CERES or one of its subsidiary corporations is granted a leave of absence because of sickness or the need to enter military service, his/her employment with CERES or such subsidiary corporation shall not be considered terminated, and he/she shall be deemed an employee of CERES or such subsidiary corporation during such leave of absence or any extension thereof granted by CERES or such subsidiary corporation.

                12. Change in Control. Upon the occurrence of a Change in Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Options, SARs and Restricted Stock Awards granted under this Plan shall immediately vest and become exercisable in full.

                For purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of CERES; (ii) CERES shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of CERES as the same shall have existed immediately prior to such merger or consolidation; (iii) CERES shall sell substantially all of its operating assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of CERES (whether directly, indirectly, beneficially or of record). In determining whether a Change in Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of CERES), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

                13. Amendment, Suspension and Termination. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of CERES, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event,


--------------------------------------------------------------------------------
however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

                (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

                (c) Materially increasing the benefits accruing to participants under this Plan, except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

                14. Investment Representation; Approvals and Listing. The Committee may condition any Grant hereunder upon receipt of the following investment representation from the optionee/recipient:

        "I agree that any Common Shares of Ceres Group, Inc. that I may acquire by virtue of this Option, SAR, Stock Grant or Restricted Stock Award shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Ceres Group, Inc.. an opinion of counsel satisfactory to Ceres Group, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said Shares under the Securities Act of 1933, as amended."

                CERES shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Option, SAR or Restricted Stock Award granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed or any other system for trading Common Shares (including, without limitation, the NASDAQ National Market); (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

                15. General Provisions. The form and substance of Option agreements, SAR agreements, and Restricted Stock Award Agreements made hereunder, whether granted at the


--------------------------------------------------------------------------------
same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any key employee any right to continue in the employ of CERES or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of CERES or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Option agreement or SAR shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. The successors and assigns of CERES may assume this Plan. The liability of CERES under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on CERES in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The expense of administering the Plan shall be borne by CERES. The Plan, and all options and actions taken thereunder and any agreements relating thereto shall be governed by, and controlled in accordance with the laws of CERES's state of incorporation, without regard to its conflicts of law principles or statute. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

                Termination of the Plan. This Plan shall terminate on the tenth
(10th) anniversary of its effective date, as determined in accordance with
Section 3 of this Plan, but no later than September 30, 2008. This Plan may be terminated earlier in accordance with Section 13 of this Plan. After the Plan terminates, no Grants shall be made hereunder. All Options, SARs, Stock Grants and Restricted Stock Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.


--------------------------------------------------------------------------------
                                    Page 12